Exhibit 32.2


                      Certification of Secretary-Treasurer

  Pursuant to Section 1350 of Chapter 63 of Title 18 of the United States Code



         I,  Susan  K.  Hodgson,   Secretary-Treasurer   of  Capital   Southwest
Corporation, certify that, to my knowledge:

         1. the Form 10-Q, filed with the Securities and Exchange Commission on November 2, 2005 ("accompanied report") fully complies with the requirements of
Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         2. the information contained in the accompanied report fairly presents, in all material respects, the consolidated financial condition and results of operations of Capital Southwest Corporation.


Date: November 2, 2005                  By: /s/ Susan K. Hodgson
      ----------------                     -------------------------------------
                                           Susan K. Hodgson, Secretary-Treasurer